As filed with the  Securities  and  Exchange  Commission  on October 21, 1996
                                                       Registration No. 33-_____

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                    FORM S-8
          Registration Statement Under the Securities Act of 1933

                         AMVESTORS FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                KANSAS                      48-1021516
        (State or other jurisdiction of    (I.R.S. Employer Identif-
            incorporation)                  ication Number)

                           415 Southwest Eighth Avenue
                              Topeka, Kansas 66603
                               913/232-6945
       (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                         AMVESTORS FINANCIAL CORPORATION
                     1996 INCENTIVE STOCK OPTION PLAN
                         (Full title of the Plan)

                           RALPH W. LASTER, JR.
Chairman of the Board, Chief Executive Officer, and Chief Financial Officer
                         AmVestors Financial Corporation
                           415 Southwest Eighth Avenue
                              Topeka, Kansas 66603
                               913/295-4401
         (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                      COPIES TO:
BENJAMIN C. LANGEL               MICHAEL H. MILLER
Foulston & Siefkin               Vice President, Assistant General Counsel
700 Fourth Financial Center      and Assistant Secretary
Wichita, Kansas 67202            AmVestors Financial Corporation
316/267-6371                     415 Southwest Eighth Avenue
                                 Topeka, Kansas 66603
                                 316/295-4401

                            CALCULATION OF REGISTRATION FEE

                                      Proposed           Proposed
Title of each                          maximum            maximum      Amount
class of secur-    Amount to          offering           aggregate    of reg-
ities to be        be regis-          price per           offering     istration
registered         tered              unit(1)              price(1)     fee

Common Stock,   950,000 shares        $14.5625            $13,834,375  $4,771.00
No Par Value
     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on a price of $14.5625 per share being the average of the high and low prices per share as reported in the consolidated reporting system on October 17, 1996.

       Exhibit Index is located on page 10 of manually signed original Page 1 of 10 pages

                                    PART II.



                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 3.                       Incorporation of Documents by Reference.

   The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (File No. 0-15330) are hereby incorporated as of their respective dates in this Registration Statement by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the financial statements and notes and schedules thereto incorporated therein;

(b)  The  description  of  the  Common  Stock  contained  in  the   Registrant's
registration statement on Form 8-A dated September 23, 1987;

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

(d) The Registrant's Current Report on Form 8-K dated
April 8, 1996;

(e) The Registrant's Quarterly Report on Form 10-Q for the six months ended June 30, 1996;

(f) The Registrant's Current Report on Form 8-K dated
July 1, 1996;

(g) The Registrant's Current Report on Form 8-K dated
August 13, 1996;

(h) Amendment No. 1 to the Quarterly Report on Form 10-
Q for the six months ended June 30, 1996; and

(i) All other reports filed pursuant to Section 12(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995.






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All documents  subsequently filed by the Registrant  pursuant to Sections 13(a),
13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing by the Registrant of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.

Not Applicable.


Item 5. Interests of Named Experts and Counsel.

Not Applicable.


Item 6. Indemnification of Directors and Officers.

K.S.A. ss. 17-6305 provides as follows:

(a) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorneys' fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a





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presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

(d) Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances





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because  such  director,  officer,  employee  of  agent  has met the  applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (l) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the





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resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The indemnification provisions in the Registrant's bylaws are substantially identical to K.S.A. 17-6305.

The Registrant has entered into indemnification agreements with its officers pursuant to which it has agreed to indemnify them to the fullest extent permitted by law and to





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maintain  directors  and officer  liability  insurance in  "reasonable  amounts"
unless the Registrant determines in good faith that such insurance is not available, that the premium costs are disproportionate to the coverage, the coverage is limited by exclusions so as to provide insufficient benefits, or the officer is covered adequately by similar insurance maintained by an affiliate of Registrant.

Pursuant to a policy of directors' and officers' liability insurance are insured, subject to the limits, retention, exceptions and other terms and conditions of the policy, against liability for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their capacities as directors or officers of the Registrant.

The foregoing indemnification rights would apply to liabilities arising or alleged to have arisen under the Federal Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Registrant's Articles of Incorporation as amended and restated provide that no director of the Registrant shall be held personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Such provision does not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improperly paid dividends or stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.


Item 7. Exemption from Registration Claimed.

Not Applicable.








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Item 8. Exhibits.

The  following  exhibits  are  filed  as a part of this  Form  S-8  Registration
Statement:

Exhibit No.             Description

4(a)                    AmVestors Financial Corporation 1996 Incentive
                        Stock Option Plan

4(b)                    Form of Incentive Stock Option Agreement

5                       Opinion of Foulston & Siefkin

24(a)                   Consent of Foulston & Siefkin (contained in Exhibit
                         5)

24(b)                   Consent of Deloitte & Touche LLP


Item 9.  Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from this registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act





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of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)
or Section 15(d) of the Securities  Exchange Act of 1934 that is incorporated by
reference  in  this  Registration   Statement  shall  be  deemed  to  be  a  new
registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







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                          SIGNATURES


The Registrant Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Topeka, State of Kansas, on October 11, 1996.


AMVESTORS FINANCIAL CORPORATION


By /s/ Ralph W. Laster, Jr.,
Ralph W. Laster, Jr.,
Chairman of the Board, Chief Executive
Officer, and Chief Financial Officer




POWER OF ATTORNEY


Each person whose signature appears below constitutes and appoints Ralph W. Laster, Jr. and Mark V. Heitz, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.







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Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature            Title                              Date



/s/ Ralph W. Laster, Jr.   Chairman of the Board,        October 11, 1996
Ralph W. Laster, Jr.       Chief Executive Officer,
                           Chief Financial Officer
                           and Director (Principal
                           Executive Officer,
                           Principal Accounting Officer,
                           and Principal Financial
                           Officer of the Issuer)


/s/ Mark V. Heitz            President, General           October 11, 1996
Mark V. Heitz                Counsel, and Director



/s/ Janis L. Andersen         Director                     October 14, 1996
Janis L. Andersen



/s/ Robert G. Billings        Director                      October 12, 1996
Robert G. Billings



/s/ Jack H. Brier             Director                       October 15, 1996
Jack H. Brier



/s/ R. Rex Lee, M.D.          Director                       October 12, 1996
R. Rex Lee, M.D.



/s/ Robert R. Lee              Director                       October 12, 1996
Robert R. Lee



/s/ Robert T. McElroy, M.D.    Director                       October 16, 1996
Robert T. McElroy, M.D.



/s/ James V. O'Donnell          Director                     October 12, 1996
James V. O'Donnell





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/s/ Frank T. Crohn            Director                  October 15, 1996
Frank T. Crohn



/s/ Jack R. Manning           Director                   October 14, 1996
Jack R. Manning



/s/ John F. X. Mannion        Director                   October 15, 1996
John F. X. Mannion


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                                                   EXHIBIT INDEX


                                                     Page No. in
                                                  Manually Signed
Exhibit No.          Description                      Original



4(a)                AmVestors Financial Corporation
                    1996 Incentive Stock Option Plan

4(b)                Form of Incentive Stock
                    Option Agreement

5                   Opinion of Foulston & Siefkin L.L.P.

24(a)               Consent of Foulston & Siefkin L.L.P.
                     (contained in Exhibit 5)

24(b)                Consent of Delloitte & Touche LLP

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INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of AmVestors Financial Corporation on Form S-8 of our reports dated February 29, 1996, appearing in the Annual Report on Form 10-K of AmVestors Financial Corporation for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
October 21, 1996

                                                   Exhibit 24(b)


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                                             FOULSTON & SIEFKIN L.L.P.
                                            700 Fourth Financial Center
                                               Wichita, Kansas 67202
                                                   (316)267-6371



                                                 October 18, 1996




AmVestors Financial Corporation
415 S.W. Eighth Avenue
Topeka, Kansas 66603

Re: Registration Statement on Form S-8
AmVestors Financial Corporation 1996 Incentive Stock Option Plan

Dear Sirs:

We have acted as special counsel to AmVestors Financial Corporation, a Kansas corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 and exhibits thereto (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended, of 950,000 shares of the Company's common stock, no par value (the "Shares"), which may be offered pursuant to the Company's 1996 Incentive Stock Option Plan (the "Plan").

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:

1.  The organization of the Company; and

2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plan.


Based upon such examination, we are of the opinion that:

(a) The Company is a corporation, validly existing and in good standing under the laws of the State of Kansas;

(b) The Company has taken all necessary and required corporate action in connection with the creation of the Plan; and

Exhibit 5

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(c) When the  Registration  Statement  shall have been filed with the Securities and Exchange Commission, the Shares will, when issued pursuant to and as described in the Registration Statement and the Plan and upon receipt by the Company of the consideration for such shares as described in the Registration Statement and the Plan, be duly authorized, validly issued, fully paid, and nonassessable.


We hereby consent (i) to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon legal matters in connection with the sale of the Shares covered by the Registration Statement, and (ii) to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                           Very truly yours,

                           /s/ Foulston & Siefkin L.L.P.

                           FOULSTON & SIEFKIN L.L.P.



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